                                                                     EXHIBIT 4.2

                           QUALITY DISTRIBUTION, INC.,

                                   AS ISSUER,

                                       AND

                            WILMINGTON TRUST COMPANY,

                                   AS TRUSTEE

                                    INDENTURE

                            DATED AS OF MAY 30, 2002




                   12% JUNIOR SUBORDINATED PIK NOTES DUE 2009

                              CROSS-REFERENCE TABLE


TIA Section                                                    Indenture Section
-----------                                                    -----------------
310(a)(1).................................................            7.10
   (a)(2).................................................            7.10
   (a)(3).................................................            N.A.
   (a)(4).................................................            N.A.
   (a)(5).................................................         7.8; 7.10
   (b)....................................................      7.8; 7.10; 11.2
   (c)....................................................            N.A.
311(a)....................................................            7.11
   (b)....................................................            7.11
   (c)....................................................            N.A.
312(a)....................................................            2.5
   (b)....................................................            11.3
   (c)....................................................            11.3
313(a)....................................................            7.6
   (b)(1).................................................            7.6
   (b)(2).................................................            7.6
   (c)....................................................         7.6; 11.2
   (d)....................................................            7.6
314(a)....................................................       4.6; 4.8; 11.2
   (b)....................................................            N.A.
   (c)(1).................................................      7.2; 11.4; 11.5
   (c)(2).................................................      7.2; 11.4; 11.5
   (c)(3).................................................            N.A.
   (d)....................................................            N.A.
   (e)....................................................            11.5
   (f)....................................................            N.A.
315(a)....................................................           7.1(b)
   (b)....................................................            7.5
   (c)....................................................            7.1
   (d)....................................................        6.5; 7.1(c)
   (e)....................................................            6.11
316(a)(last sentence).....................................            2.9
   (a)(1)(A)..............................................            6.5
   (a)(1)(B)..............................................            6.4
   (a)(2).................................................            9.5
   (b)....................................................            6.7
   (c)....................................................            9.5
317(a)(1).................................................            6.8
   (a)(2).................................................            6.9
   (b)....................................................            2.4
318(a)....................................................            11.1

TIA Section                                                    Indenture Section
-----------                                                    -----------------
   (c)....................................................            11.1

N.A. means Not Applicable

Note: This Cross - Reference Table shall not, for any purpose, be deemed to be a part of the Indenture

                                TABLE OF CONTENTS

                                                                                               Page
ARTICLE I DEFINITIONS AND INCORPORATION BY REFERENCE........................................      1

1.1        DEFINITIONS......................................................................      1
1.2        INCORPORATION BY REFERENCE OF TIA................................................      9
1.3        RULES OF CONSTRUCTION............................................................      9

ARTICLE II THE SECURITIES...................................................................     10

2.1        FORM AND DATING..................................................................     10
2.2        EXECUTION AND AUTHENTICATION.....................................................     10
2.3        REGISTRAR AND PAYING AGENT.......................................................     11
2.4        PAYING AGENT TO HOLD ASSETS IN TRUST.............................................     12
2.5        HOLDER LISTS.....................................................................     12
2.6        TRANSFER AND EXCHANGE............................................................     12
2.7        REPLACEMENT SECURITIES...........................................................     14
2.8        OUTSTANDING SECURITIES...........................................................     14
2.9        TREASURY SECURITIES..............................................................     14
2.10       TEMPORARY SECURITIES.............................................................     15
2.11       CANCELLATION.....................................................................     15
2.12       DEFAULTED INTEREST...............................................................     15
2.13       CUSIP NUMBER.....................................................................     15
2.14       RESTRICTIVE LEGENDS..............................................................     16
2.15       BOOK-ENTRY PROVISIONS FOR GLOBAL SECURITY........................................     18
2.16       SPECIAL TRANSFER PROVISIONS......................................................     19

ARTICLE III REDEMPTION......................................................................     21

3.1        NOTICES TO TRUSTEE...............................................................     21
3.2        SELECTION OF SECURITIES TO BE REDEEMED...........................................     21
3.3        NOTICE OF REDEMPTION.............................................................     21
3.4        EFFECT OF NOTICE OF REDEMPTION...................................................     22
3.5        DEPOSIT OF REDEMPTION PRICE......................................................     22
3.6        SECURITIES REDEEMED IN PART......................................................     22

ARTICLE IV COVENANTS........................................................................     23

4.1        PAYMENT OF SECURITIES............................................................     23
4.2        MAINTENANCE OF OFFICE OR AGENCY..................................................     23
4.3        CORPORATE EXISTENCE..............................................................     23
4.4        PAYMENT OF TAXES AND OTHER CLAIMS................................................     24
4.5        MAINTENANCE OF PROPERTIES AND INSURANCE..........................................     24
4.6        COMPLIANCE CERTIFICATE; NOTICE OF DEFAULT........................................     24
4.7        COMPLIANCE WITH LAWS.............................................................     25
4.8        REPORTS TO HOLDERS...............................................................     25
4.9        WAIVER OF STAY, EXTENSION OR USURY LAWS..........................................     25
4.10       CHANGE OF CONTROL................................................................     26

ARTICLE V SUCCESSOR CORPORATION.............................................................     28

5.1        MERGER, CONSOLIDATION AND SALE OF ASSETS.........................................     28
5.2        SUCCESSOR CORPORATION SUBSTITUTED................................................     29

ARTICLE VI DEFAULT AND REMEDIES.............................................................     29

6.1        EVENTS OF DEFAULT................................................................     29
6.2        ACCELERATION.....................................................................     30
6.3        OTHER REMEDIES...................................................................     31

6.4        WAIVER OF PAST DEFAULTS..........................................................     31
6.5        CONTROL BY MAJORITY..............................................................     31
6.6        LIMITATION ON SUITS..............................................................     32
6.7        RIGHTS OF HOLDERS TO RECEIVE PAYMENT.............................................     32
6.8        COLLECTION SUIT BY TRUSTEE.......................................................     32
6.9        TRUSTEE MAY FILE PROOFS OF CLAIM.................................................     33
6.10       PRIORITIES.......................................................................     33
6.11       UNDERTAKING FOR COSTS............................................................     34

ARTICLE VII TRUSTEE.........................................................................     34

7.1        DUTIES OF TRUSTEE................................................................     34
7.2        RIGHTS OF TRUSTEE................................................................     35
7.3        INDIVIDUAL RIGHTS OF TRUSTEE.....................................................     36
7.4        TRUSTEE'S DISCLAIMER.............................................................     36
7.5        NOTICE OF DEFAULT................................................................     36
7.6        REPORTS BY TRUSTEE TO HOLDERS....................................................     37
7.7        COMPENSATION AND INDEMNITY.......................................................     37
7.8        REPLACEMENT OF TRUSTEE...........................................................     38
7.9        SUCCESSOR TRUSTEE BY MERGER, ETC.................................................     39
7.10       ELIGIBILITY; DISQUALIFICATION....................................................     39
7.11       PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY................................     39

ARTICLE VIII DISCHARGE OF INDENTURE; DEFEASANCE.............................................     40

8.1        TERMINATION OF THE COMPANY'S OBLIGATIONS.........................................     40
8.2        LEGAL DEFEASANCE AND COVENANT DEFEASANCE.........................................     41
8.3        CONDITIONS TO LEGAL DEFEASANCE OR COVENANT DEFEASANCE............................     42
8.4        APPLICATION OF TRUST MONEY.......................................................     43
8.5        REPAYMENT TO THE COMPANY.........................................................     44
8.6        REINSTATEMENT....................................................................     44

ARTICLE IX AMENDMENTS, SUPPLEMENTS AND WAIVERS..............................................     44

9.1        WITHOUT CONSENT OF HOLDERS.......................................................     44
9.2        WITH CONSENT OF HOLDERS..........................................................     45
9.3        EFFECT ON SENIOR DEBT............................................................     46
9.4        COMPLIANCE WITH TIA..............................................................     46
9.5        REVOCATION AND EFFECT OF CONSENTS................................................     46
9.6        NOTATION ON OR EXCHANGE OF SECURITIES............................................     47
9.7        TRUSTEE TO SIGN AMENDMENTS, ETC..................................................     47

ARTICLE X...................................................................................     47

SUBORDINATION OF SECURITIES.................................................................     47

10.1       SECURITIES SUBORDINATED TO SENIOR DEBT...........................................     47
10.2       SUSPENSION OF PAYMENT WHEN SENIOR DEBT IS IN DEFAULT.............................     48
10.3       SECURITIES SUBORDINATED TO PRIOR PAYMENT OF ALL SENIOR DEBT ON
               DISSOLUTION, LIQUIDATION OR  REORGANIZATION OF COMPANY.......................     49
10.4       PAYMENTS MAY BE PAID PRIOR TO DISSOLUTION........................................     50
10.5       HOLDERS TO BE SUBROGATED TO RIGHTS OF HOLDERS OF SENIOR DEBT.....................     50
10.6       OBLIGATIONS OF COMPANY UNCONDITIONAL.............................................     51
10.7       NOTICE TO TRUSTEE................................................................     51
10.8       RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT...................     51
10.9       TRUSTEE'S RELATION TO SENIOR DEBT................................................     52
10.10      SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS OR OMISSIONS OF COMPANY OR
               HOLDERS OF SENIOR DEBT.......................................................     52
10.11      SECURITYHOLDERS AUTHORIZE TRUSTEE TO EFFECTUATE SUBORDINATION OF SECURITIES......     53
10.12      THIS ARTICLE X NOT TO PREVENT EVENTS OF DEFAULT..................................     53

10.13      TRUSTEE'S COMPENSATION NOT PREJUDICED............................................     53

ARTICLE XI MISCELLANEOUS....................................................................     53

11.1       TIA CONTROLS.....................................................................     53
11.2       NOTICES..........................................................................     54
11.3       COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS.....................................     55
11.4       CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT...............................     55
11.5       STATEMENTS REQUIRED IN CERTIFICATE OR OPINION....................................     55
11.6       RULES BY TRUSTEE, PAYING AGENT, REGISTRAR........................................     56
11.7       LEGAL HOLIDAYS...................................................................     56
11.8       GOVERNING LAW....................................................................     56
11.9       NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS....................................     56
11.10      NO RECOURSE AGAINST OTHERS.......................................................     56
11.11      SUCCESSORS.......................................................................     56
11.12      DUPLICATE ORIGINALS..............................................................     56
11.13      SEVERABILITY.....................................................................     57

Exhibit A    -    Form of Note
Exhibit B    -    Form of Transfer Certificate for Non-QIB Accredited Investors
Exhibit C    -    Form of Transfer Certificate for Transfers Pursuant to
                  Regulation S

Note: This Table of Contents shall not, for any purpose, be deemed to be part of the Indenture

                                             INDENTURE dated as of May 30, 2002
                                    between Quality Distribution, Inc., a
                                    Florida corporation (the "Company"), as
                                    Issuer, and Wilmington Trust Company, as
                                    Trustee (the "Trustee").

                  The Company has duly authorized the creation of an issue of 12% Junior Subordinated PIK Notes due 2009, and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture. All things necessary to make the Securities, when duly issued and executed by the Company and authenticated and delivered hereunder, the valid and binding obligations of the Company and to make this Indenture a valid and binding agreement of the Company have been done.

                  Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the
Securities:

                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

1.1      DEFINITIONS.

                  "Acceleration Notice" has the meaning set forth in Section
6.2.

                  "Accredited Investor" has the meaning set forth in Section 2.16(a)

                  "Additional Securities" has the meaning set forth in Exhibit
A.

                  "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have correlative meanings.

                  "Agent" means any Registrar, Paying Agent or co-Registrar.

                  "Agent Members" has the meaning set forth in Section 2.15(a).

                  "Apollo" means Apollo Management, L.P. and its Affiliates.

                  "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

                  "Board of Directors" means, as to any Person, the board of directors, board of managers or other similar governing body of such Person or any duly authorized committee thereof.

                  "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                  "Business Day" means any day other than a Saturday, Sunday or any other day on which banking institutions in the City of New York are required or authorized by law or other governmental action to be closed.

                  "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and any refinancing thereof and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

                  "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person or options to purchase the same and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

                  "Cash Equivalents" means (i) U.S. dollars, and in the case of any Subsidiary of the Company organized under the laws of Canada or Mexico, Canadian dollars or Mexican pesos, and such local currencies held by them from time to time in the ordinary course of business; (ii) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or the Canadian Government or issued by any agency thereof and backed by the full faith and credit of such country, in each case maturing within one year from the date of acquisition thereof; (iii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Ratings Services ("S&P") or Moody's Investors Service, Inc. ("Moody's") or, if S&P and Moody's cease to exist, any other nationally recognized statistical rating organization designated by the Board of Directors of the Company; (iv) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's or if S&P and Moody's cease to exist, the equivalent from any other nationally recognized statistical rating organization designated by the Board of Directors of the Company; (v) time deposits, certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any foreign jurisdiction having at the date of acquisition thereof combined capital and surplus of not less than $250.0 million; (vi) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (ii) above entered into with any bank meeting the qualifications specified in clause (v) above; (vii) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (ii) through (vi) above; and (viii) overnight deposits and demand deposit accounts (in the respective local currencies) maintained in the ordinary course of business.

                  "Change of Control" means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (whether in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Indenture), other than to the Permitted Holders; (ii) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of this Indenture); (iii) any Person or Group (other than the Permitted Holders) shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company; or (iv) the replacement of a majority of the Board of Directors of the Company over a two-year period from the directors who constituted the Board of Directors of the Company at the beginning of such period, and such replacement shall not have been approved by the Permitted Holders or a vote of at least a majority of the Board of Directors of the Company then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved.

                  "Change of Control Date" has the meaning set forth in Section 4.10(d).

                  "Change of Control Offer" has the meaning set forth in Section 4.10(a).

                  "Change of Control Payment Date" has the meaning set forth in
Section 4.10(a).

                  "Commission" means the Securities and Exchange Commission.

                  "Common Stock" means, with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of, such Person's common equity, whether outstanding on the Issue Date or issued after the Issue Date, including all series and classes of such common equity.

                  "Company" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter shall mean such successor corporation.

                  "Covenant Defeasance" has the meaning set forth in Section
8.2.

                  "Credit Agreement" means the Credit Agreement dated as of June 9, 1998, and amended and restated as of August 28, 1998, among the Company, Quality Distribution, LLC, Levy Transport, Ltd., the lenders party thereto in their capacities as lenders thereunder and Credit Suisse First Boston, as administrative agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing (whether contemporaneously or any time thereafter) or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Subsidiaries of the Company as additional and/or replacement borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

                  "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Subsidiary of the Company against fluctuations in currency values.

                  "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

                  "Default" means an event or condition the occurrence of which, with the lapse of time or the giving of notice or both, would be an Event of Default.

                  "Depository" shall mean The Depository Trust Company, New York, New York, or a successor thereto registered under the Exchange Act or other applicable statute or regulation.

                  "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), at the option of the holder thereof, or upon the happening of any event (other than an event which would constitute a Change of Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, (except, in each case, upon the occurrence of a Change of Control), on or prior to the Maturity Date of the Securities; provided that any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Qualified Capital Stock shall be deemed not to be Disqualified Capital Stock.

                  "Event of Default" has the meaning set forth in Section 6.1.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

                  "Existing Subordinated Notes" means the 10% Senior Subordinated Notes due 2006 and the Floating Interest Rate Subordinated Term Securities due 2006 (FIRSTS(SM)), each issued by the Company pursuant to an Indenture, dated as of June 9, 1998, as supplemented on August 28, 1998 and May 30, 2002, among the Company, the subsidiary guarantors party thereto, and The Bank of New York, as successor to the corporate trust business of United States Trust Company of New York, as trustee.

                  "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

                  "Global Security" shall mean a Security which is executed by the Company and authenticated and delivered by the Trustee to the Depository or pursuant to the Depository's instruction, all in accordance with this Indenture and pursuant to a written order, which shall be registered in the name of the Depository or its nominee.

                  "Indebtedness" means with respect to any Person, without duplication, (i) all Obligations of such Person for borrowed money, including, without limitation, Senior Debt, (ii) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all Capitalized Lease Obligations of such Person, (iv) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business), (v) all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (vi) guarantees and other contingent Obligations in respect of Indebtedness referred to in clauses (i) through (v) above and clause (viii) below, (vii) all Obligations of any other Person of the type referred to in clauses (i) through (vi) which are secured by any Lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured, (viii) all Obligations under Currency Agreements and Interest Swap Obligations of such Person and (ix) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

                  "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

                  "Initial Notes" means the 12% Junior Subordinated PIK Notes due 2009 of the Company issued on the Issue Date and authenticated and delivered under this Indenture pursuant to Section 2.2, together with any Additional Securities issued with respect thereto.

                  "Interest Payment Date" means the stated maturity of an installment of interest on the Securities.

                  "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

                  "Issue Date" means May 30, 2002, the date of original issuance of the Initial Notes.

                  "Legal Defeasance" has the meaning set forth in Section
8.2(b).

                  "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

                  "Maturity Date" means June 15, 2009.

                  "Non-Payment Default" has the meaning set forth in Section 10.2(a).

                  "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

                  "Offering" means the issuance of the Initial Notes in the exchange offer consummated by the Company on the Issue Date pursuant to the terms of the Offering Memorandum and Consent Solicitation Statement, dated April 10, 2002, as amended by Supplement No. 1 thereto, dated May 10, 2002.

                  "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Controller, or the Secretary of such Person.

                  "Officers' Certificate" means a certificate signed by two Officers of the Company.

                  "Opinion of Counsel" means a written opinion from legal counsel, which opinion and counsel are reasonably acceptable to the Trustee.

                  "Paying Agent" has the meaning set forth in Section 2.3.

                  "Payment Default" has the meaning set forth in Section
10.2(a).

                  "Permitted Holders" means Apollo Management, L.P. and its Affiliates.

                  "Person" means an individual, partnership, limited liability company, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

                  "Physical Securities" has the meaning provided in Section 2.1. Physical Securities are sometimes referred to herein as certificated Securities.

                  "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

                  "QIB" means any "qualified institutional buyer" (as defined under the Securities Act).

                  "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

                  "Record Date" means the applicable record date specified in the Securities.

                  "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Securities.

                  "Redemption Price," when used with respect to any Security to be redeemed, means the price fixed for such redemption, payable in immediately available funds, pursuant to this Indenture and the Securities.

                  "Registrar" has the meaning set forth in Section 2.3.

                  "Representative" means the trustee, agent or representative in respect of any Senior Debt; provided that if, and for so long as, any Senior Debt lacks such a representative, then the Representative for such Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Senior Debt.

                  "Responsible Officer" means, when used with respect to the Trustee, any officer in the corporate trust office of the Trustee with direct responsibility for the administration of this Indenture or to whom any corporate trust matter is referred because of such officer's knowledge of and familiarity with the particular subject.

                  "Restricted Security" has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Security constitutes a Restricted Security.

                  "Rule 144A" means Rule 144A under the Securities Act.

                  "Securities" means the Initial Notes, the Additional Securities and any other 12% Junior Subordinated PIK Notes due 2009 issued after the Issue Date in accordance with clause (iii) of the fourth paragraph of
Section 2.2 treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

                  "Securities Act" means the Securities Act of 1933, as amended, or any successor statute or statutes thereto.

                  "Securityholder" or "Holder" means the Person in whose name a Security is registered on the Registrar's books.

                  "Senior Debt" means the principal of, premium, if any, and interest (including any accrued and unpaid interest accruing subsequent to the filing of a petition of bankruptcy or other like proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of the Company, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Securities. Without limiting the generality of the foregoing, "Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing and unpaid subsequent to the filing of a petition of bankruptcy or other like proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing by the Company in respect of, (v) all monetary obligations of every nature of the Company (including guarantees thereof) under or with respect to the Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities, (w) all Interest Swap Obligations (including guarantees thereof),
(x) all obligations under Currency Agreements (including guarantees thereof), in each case whether outstanding on the Issue Date or thereafter incurred, (y) all obligations under the Existing Subordinated Notes and (z) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services. Notwithstanding the foregoing, "Senior Debt" shall not include (i) any Indebtedness of the Company to a Subsidiary of the Company, (ii) Indebtedness to, or guaranteed on behalf of, any, director, officer or employee of the Company or any, director, officer or employee of any Subsidiary of the Company (including, without limitation, amounts owed for compensation), (iii) Indebtedness represented by Disqualified Capital Stock, (iv) any liability for federal, state, local or other taxes owed or owing by the Company and (v) with respect to the Company, Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company.

                  "Significant Subsidiary", with respect to any Person, means any Subsidiary of such Person that satisfies the criteria for a "significant subsidiary" set forth in Rule 1.02(w) of Regulation S-X under the Securities Act.

                  "Subsidiary", with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or a Subsidiary of such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person or a Subsidiary of such Person.

                  "Surviving Entity" has the meaning set forth in Section 5.1.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb), as amended, as in effect on the date of the execution of this Indenture until such time as this

Indenture is qualified under the TIA, and thereafter as in effect on the date on which this Indenture is qualified under the TIA, except as otherwise provided in
Section 9.4.

                  "Transactions" means the Offering and all of the transaction contemplated thereby.

                  "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

                  "U.S. Government Obligations" means direct obligations of, and obligations guaranteed by, the United States of America for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

                  "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

1.2      INCORPORATION BY REFERENCE OF TIA.

                  Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  "indenture securities" means the Securities.

                  "indenture security holder" means a Holder or a Securityholder.

                  "indenture to be qualified" means this Indenture.

                  "indenture trustee" or "institutional trustee" means the Trustee.

                  "obligor" on the indenture securities means the Company or any other obligor on the Securities.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

1.3      RULES OF CONSTRUCTION.

         Unless the context otherwise requires:

                  (1)      a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3)      "or" is not exclusive;

                  (4) words in the singular include the plural, and words in the plural include the singular;

                  (5) provisions apply to successive events and transactions; and

                  (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                   ARTICLE II

                                 THE SECURITIES

2.1      FORM AND DATING.

                  The Initial Notes, the Additional Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company and the Trustee shall approve the form of the Securities and any notation, legend or endorsement on them. Each Security shall be dated the date of its authentication.

                  The terms and provisions contained in the Securities, annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

                  Securities issued in the Offering shall be issued initially in the form of one or more permanent Global Securities in registered form, substantially in the form set forth in Exhibit A, deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided, and shall bear the legends set forth in
Section 2.14. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

                  Securities issued in exchange for interests in the Global Securities pursuant to Section 2.15 may be issued in the form of permanent certificated Securities in registered form (the "Physical Securities") and shall bear the first legend set forth in Section 2.14. All Securities offered and sold in reliance on Regulation S shall remain in the form of a Global Security.

2.2      EXECUTION AND AUTHENTICATION.

                  Two Officers, or an Officer and an Assistant Secretary, shall sign, or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Securities for the Company by manual or facsimile signature.

                  If an Officer whose signature is on a Security was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Security, the Security shall nevertheless be valid.

                  A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

                  The Trustee shall authenticate (i) Initial Notes for original issue on the Issue Date in the aggregate principal amount not to exceed $12,585,000, (ii) the Additional Securities in an unlimited aggregate principal amount and (iii) one or more series of Notes for original issue after the Issue Date (such Securities to be substantially in the form of Exhibit A) in an aggregate principal amount not to exceed $3,815,000, in each case, upon written orders of the Company in the form of an Officers' Certificate. In addition, each such Officers' Certificate shall specify the amount of Securities to be authenticated, the date on which the Securities are to be authenticated, whether the Securities are to be Initial Notes or Securities issued under clause (iii) of the preceding sentence and the aggregate principal amount of Securities outstanding on the date of authentication, and shall further specify the amount of such Securities to be issued as a Global Security or Physical Securities. Such Securities shall initially be in the form of one or more Global Securities, which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the Securities to be issued, (ii) shall be registered in the name of the Depository for such Global Security or Securities or its nominee and (iii) shall be delivered by the Trustee to the Depository or pursuant to the Depository's instruction. The aggregate principal amount of Securities outstanding at any time is unlimited.

                  The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

                  The Securities shall be issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof.

2.3      REGISTRAR AND PAYING AGENT.

                  The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where (a) Securities may be presented or surrendered for registration of transfer or for exchange ("Registrar"), (b) Securities may be presented or surrendered for payment ("Paying Agent") and (c) notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company may act as its own Registrar and Paying Agent except that for the purposes of Articles III and VIII and Section 4.10, neither the Company nor any Affiliate of the Company shall act as Paying Agent. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company, upon notice to the Trustee, may have one or more co-Registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term "Paying Agent" includes any additional paying agent. The Company hereby initially appoints the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed.

                  The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee, in advance, of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

2.4      PAYING AGENT TO HOLD ASSETS IN TRUST.

                  The Company shall require each Paying Agent other than the Trustee to agree in writing that, subject to Article IV, each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Securities (whether such assets have been distributed to it by the Company or any other obligor on the Securities), and shall notify the Trustee of any Default or Event of Default by the Company (or any other obligor on the Securities) in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate such assets and hold them as a separate trust fund. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default or payment Event of Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

2.5      HOLDER LISTS.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

2.6      TRANSFER AND EXCHANGE.

(a) Subject to the provisions of Sections 2.14 and 2.15, when Securities are presented to the Registrar or a co-Registrar with a request to register the transfer of such Securities or to exchange such Securities for an equal principal amount of Securities of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Securities surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall execute and the

Trustee shall authenticate Securities at the Registrar's or co-Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Sections 2.2, 2.10, 3.6, 4.10 or 9.6). The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Security (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Securities and ending at the close of business on the day of such mailing, (ii) selected for redemption in whole or in part pursuant to Article III, except the unredeemed portion of any Security being redeemed in part, and (iii) during a Change of Control Offer if such Security is tendered pursuant to such Change of Control Offer and not withdrawn. A Global Security may be transferred, in whole but not in part, in the manner provided in this Section 2.6(a), only to a nominee of the Depository for such Global Security, or to the Depository, or a successor Depository for such Global Security selected or approved by the Company, or to a nominee of such successor Depository.

                  (b) If at any time the Depository for the Global Security or Securities notifies the Company that it is unwilling or unable to continue as Depository for such Global Security or Securities or the Company becomes aware that the Depository has ceased to be a clearing agency registered under the Exchange Act, the Company shall appoint a successor Depository with respect to such Global Security or Securities. If a successor Depository for such Global Security or Securities has not been appointed within 120 days after the Company receives such notice or becomes aware of such ineligibility, the Company shall execute, and the Trustee, upon receipt of an Officers' Certificate for the authentication and delivery of Securities, shall authenticate and deliver, Securities in definitive form, in an aggregate principal amount at maturity equal to the principal amount at maturity of the Global Security representing such Securities, in exchange for such Global Security. The Company shall reimburse the Registrar, the Depository and the Trustee for expenses they incur in documenting such exchanges and issuances of Securities in definitive form.

                  The Company may at any time and in its sole discretion determine that the Securities shall no longer be represented by such Global Security or Securities. In such event the Company will execute, and the Trustee, upon receipt of a written order for the authentication and delivery of individual Securities in exchange in whole or in part for such Global Security or Securities, will authenticate and deliver individual Securities in definitive form in an aggregate principal amount equal to the principal amount of such Global Security or Securities in exchange for such Global Security or Securities.

                  In any exchange provided for in any of the preceding two paragraphs, the Company will execute and the Trustee will authenticate and deliver individual Securities in definitive registered form in authorized denominations. Upon the exchange of a Global Security for individual Securities, such Global Security shall be cancelled by the Trustee. Securities issued in exchange for a Global Security pursuant to this Section 2.6(b) shall be registered in such names and in such authorized denominations as the Depository for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Persons in whose names such Securities are so registered.

                  None of the Company, the Trustee, any Paying Agent or the Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

2.7      REPLACEMENT SECURITIES.

                  If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Company may charge such Holder for its reasonable out-of-pocket expenses in replacing a Security pursuant to this
Section 2.7, including reasonable fees and expenses of counsel.

                  Every replacement Security is an additional obligation of the Company.

2.8      OUTSTANDING SECURITIES.

                  Securities outstanding at any time are all the Securities that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or any of its Affiliates holds the Security.

                  If a Security is replaced pursuant to Section 2.7 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.7. If the principal amount of any Security is considered paid under Section 4.1, it ceases to be outstanding and interest ceases to accrue.

                  If on a Redemption Date or the Maturity Date the Paying Agent (other than the Company or a Subsidiary) holds U.S. Legal Tender sufficient to pay all of the principal and interest due on the Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

2.9      TREASURY SECURITIES.

                  In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, any of its Subsidiaries or any of their respective Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that a Responsible Officer of the Trustee knows or has reason to know are so owned shall be disregarded.

2.10     TEMPORARY SECURITIES.

                  Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities. Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges as definitive Securities. Notwithstanding the foregoing, so long as the Securities are represented by a Global Security, such Global Security may be in typewritten form.

2.11     CANCELLATION.

                  The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or a Subsidiary), and no one else, shall cancel and shall dispose of all Securities surrendered for registration of transfer, exchange, payment or cancellation. Subject to Section 2.7, the Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation pursuant to this
Section 2.11.

2.12     DEFAULTED INTEREST.

                  If the Company defaults in a payment of interest on the Securities, it shall, unless the Trustee fixes another record date pursuant to
Section 6.10, pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, in any lawful manner. The Company may pay the defaulted interest to the Persons who are Holders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before any such subsequent special record date, the Company shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

2.13     CUSIP NUMBER.

                  The Company in issuing the Securities may use a "CUSIP" number, and if so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities. The Company shall promptly notify the Trustee of any change in the CUSIP numbers.

2.14     RESTRICTIVE LEGENDS.

                  Each Global Security and Physical Security that constitutes a Restricted Security or is sold in compliance with Regulation S shall bear the following legend (the "Private Placement Legend") on the face thereof until after the second anniversary of the later of the Issue Date and the last date on which the Company or any Affiliate of the Company was the owner of such Security (or any predecessor security) (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) (or such longer period of time as may be required under the Securities Act or applicable state securities laws in the opinion of counsel for the Company, unless otherwise agreed by the Company and the Holder thereof):

         "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U. S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U. S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(l), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR"); (2) AGREES THAT IT WILL NOT PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE DATE OF ORIGINAL ISSUANCE OF THIS SECURITY AND THE LAST DATE ON WHICH QUALITY DISTRIBUTION, INC. (THE "COMPANY") OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (THE "RESALE RESTRICTION TERMINATION DATE") RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) IN THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) IN THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT PROVIDED THAT PRIOR TO SUCH TRANSFER, THE INSTITUTIONAL ACCREDITED INVESTOR FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT; (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (G) PURSUANT TO ANY OTHER

         AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH ACCOUNT BE AT ALL TIMES WITHIN ITS CONTROL AND TO COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR OR THE TRANSFER IS MADE PURSUANT TO CLAUSES (C), (D), (E) OR (G) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY, SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE FOREGOING RESTRICTIONS ON RESALE WILL NOT APPLY SUBSEQUENT TO THE RESALE RESTRICTION TERMINATION DATE."

                  Each Global Security shall also bear the following legend on the face thereof:

         "UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, OR BY ANY SUCH NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY OR NOMINEE OF SUCH SUCCESSOR DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO QUALITY DISTRIBUTION, INC. (THE "COMPANY") OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE

         & CO OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION
         2.16 OF THE INDENTURE GOVERNING THIS SECURITY."

2.15     BOOK-ENTRY PROVISIONS FOR GLOBAL SECURITY.

                  (a) Each Global Security initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Section 2.14.

                  Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under any Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of each Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

                  (b) Transfers of Global Securities shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in any Global Security may be transferred or, subject to Section 2.1, exchanged for Physical Securities in accordance with the rules and procedures of the Depository and the provisions of
Section 2.16. In addition, Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in any Global Security if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for the Global Securities and a successor depositary is not appointed by the Company within 90 days of such notice or (ii) the Trustee has received a written request from the Company to issue Physical Securities.

                  (c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Security to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Securities are to be issued) reflect on its books and records the date and a decrease in the principal amount of such Global Security in an amount equal to the principal amount of the beneficial interest in such Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Securities of like tenor and amount.

                  (d) In connection with the transfer of an entire Global Security to beneficial owners pursuant to paragraph (b), such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Physical Securities of authorized denominations.

                  (e) Any Physical Security constituting a Restricted Security delivered in exchange for an interest in a Global Security pursuant to paragraph
(b) or (c) shall, except as otherwise provided by paragraphs (a)(i)(x) and (c) of Section 2.16, bear the legend regarding transfer restrictions applicable to the Physical Securities set forth in Section 2.14.

                  (f) The Holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

2.16     SPECIAL TRANSFER PROVISIONS.

                  (a) Transfers to Non-QIB Institutional Accredited Investors and Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Security constituting a Restricted Security to any institutional accredited investor (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) (an "Accredited Investor") which is not a QIB or to any Non-U.S. Person:

                           (i) the Registrar shall register the transfer of any Security constituting a Restricted Security, whether or not such Security bears the Private Placement Legend, if (x) the transferee certifies that it is not an Affiliate of the Company and the requested transfer is after the second anniversary of the later of the (a) Issue Date and (b) the last date on which the Company or an Affiliate of the Company was the owner of such Security (or any predecessor Security) or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder or (y) (1) in the case of a transfer to an Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit B hereto or (2) in the case of a transfer to a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit C hereto and such other information that the Trustee may reasonably request in order to confirm that such transaction is being made pursuant to an exemption from or in a transaction not subject to the registration requirements of the Securities Act; and

                           (ii) if the proposed transferor is an Agent Member holding a beneficial interest in the Global Security, the Registrar shall register the transfer of any Security constituting a Restricted Security, whether or not such Security bears a Private Placement Legend upon receipt by the Registrar of (x) the certificate, if any, required by paragraph (i) above and (y) instructions given in accordance with the Depository's and the Registrar's procedures, whereupon (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Securities) a decrease in the principal amount of the applicable Global Security in an amount equal to the principal amount of the beneficial interest in such Global Security to be transferred, and (b) the Company shall execute and the Trustee shall authenticate and deliver one or more Physical Securities of like tenor and amount.

                  (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Security constituting a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):

                           (i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

                           (ii) if the proposed transferee is an Agent Member, and the Securities to be transferred consist of Physical Securities which after transfer are to be evidenced by an interest in a Global Security, upon receipt by the Registrar of instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the applicable Global Security in an amount equal to the principal amount of the Physical Securities to be transferred, and the Trustee shall cancel the Physical Securities so transferred.

                  (c) Private Placement Legend. Upon the registration of transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall deliver only Securities that bear the Private Placement Legend unless (i) the circumstance contemplated by paragraph (a)(i)(x) of this Section 2.16 exist or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

                  (d) General. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

                  The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section
2.16 in accordance with its customary procedures. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

                                   ARTICLE III

                                   REDEMPTION

3.1      NOTICES TO TRUSTEE.

                  If the Company elects to redeem Securities pursuant to Paragraph 6 of the Securities, it shall notify the Trustee in writing of the Redemption Date, the Redemption Price and the principal amount of the applicable Securities to be redeemed. The Company shall give notice of redemption to the Paying Agent and Trustee at least 30 days but not more than 60 days before the Redemption Date (unless a shorter notice shall be agreed to by the Trustee in writing), together with an Officers' Certificate stating that such redemption will comply with the conditions contained herein.

3.2      SELECTION OF SECURITIES TO BE REDEEMED.

                  In the event that less than all of the Securities are to be redeemed at any time, selection of such Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Securities are listed or, if such Securities are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Securities of a principal amount of $1,000 or less shall be redeemed in part.

3.3      NOTICE OF REDEMPTION.

                  At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first class mail, postage prepaid, to each Holder whose Securities are to be redeemed at its registered address. At the Company's request at least 40 days before a Redemption Date (unless a shorter period shall be acceptable to the Trustee), the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. Each notice of redemption shall identify the Securities, including the applicable CUSIP numbers, to be redeemed and shall state:

                  (1) the Redemption Date;

                  (2) the Redemption Price and the amount of accrued interest, if any, to be paid;

                  (3) the name and address of the Paying Agent;

                  (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;

                  (5) that, unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Securities redeemed;

                  (6) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, and upon surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued;

                  (7) if fewer than all the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption; and

                  (8) the paragraph of the Securities pursuant to which the Securities are to be redeemed.

                  The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Security designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.

3.4      EFFECT OF NOTICE OF REDEMPTION.

                  Once notice of redemption is mailed in accordance with Section 3.3, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued interest, if any. Upon surrender to the Trustee or Paying Agent, such Securities called for redemption shall be paid at the Redemption Price (which shall include accrued interest thereon to the Redemption Date), but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Dates.

3.5      DEPOSIT OF REDEMPTION PRICE.

                  On or before 11:00 a.m. New York time on the Redemption Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued interest, if any, of all Securities to be redeemed on that date.

                  If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, interest on the Securities to be redeemed will cease to accrue on and after such Redemption Date, whether or not such Securities are presented for payment.

3.6      SECURITIES REDEEMED IN PART.

                  Upon surrender of a Security that is to be redeemed in part only, the Trustee shall upon written instruction from the Company authenticate for the Holder a new Security or Securities in a principal amount equal to the unredeemed portion of the Security surrendered.

                                   ARTICLE IV

                                    COVENANTS

4.1      PAYMENT OF SECURITIES.

                  The Company shall pay the principal of and interest on the Securities in the manner provided in the Securities. An installment of principal of or interest on the Securities shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date U.S. Legal Tender or, in the case of an installment of interest payable in Additional Securities, Additional Securities designated for and sufficient to pay the installment (upon issuance of such Additional Securities, whether or not physically issued). Interest on the Securities will be computed on the basis of a 360-day year comprised of twelve 30-day months.

                  On June 15, 2002, the Company shall pay all interest on those Existing Subordinated Notes that have been exchanged for Initial Notes in the Offering in an amount equal to the accrued and unpaid interest on such Existing Subordinated Notes from December 15, 2001 to the Issue Date. Such interest shall be paid to the Persons who were the registered holders of such Existing Subordinated Notes at the close of business on the business day immediately preceding the Issue Date.

4.2      MAINTENANCE OF OFFICE OR AGENCY.

                  The Company shall maintain in the Borough of Manhattan, The City of New York, the office or agency required under Section 2.3. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.2.

                  The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                  The Company hereby initially designates the Corporate Trust Office of the Trustee located in the Borough of Manhattan, The City of New York, as such office of the Company in accordance with Section 2.3.

4.3      CORPORATE EXISTENCE.

                  Except as otherwise permitted by Article V, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of its Subsidiaries in accordance with the respective organizational documents of each such Subsidiary and the rights (charter and statutory) and material franchises of the Company and each of its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, franchise or corporate existence with respect to each such Subsidiary if the Board of Directors of the Company shall determine that the loss thereof is not, and will not be, adverse in any material respect to the Holders.

4.4      PAYMENT OF TAXES AND OTHER CLAIMS.

                  The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon it or any of its Subsidiaries or upon the income, profits or property of it or any of its Subsidiaries and (b) all lawful claims for labor, materials and supplies which, in each case, if unpaid, might by law become a material liability or Lien upon the property of it or any of its Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, (i) the applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate provision has been made or (ii) where the failure to effect such payment or discharge is not adverse in any material respect to the Holders.

4.5      MAINTENANCE OF PROPERTIES AND INSURANCE.

                  (a) The Company shall cause all material properties owned by or leased by it or any of its Subsidiaries used or useful to the conduct of its business or the business of any of its Subsidiaries, taken as a whole, to be maintained and kept in normal condition, repair and working order (ordinary wear and tear and damage by casualty excepted) and supplied with all necessary equipment and shall cause to be made all repairs, renewals, replacements, and betterments thereof, all as in its judgment may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 4.5 shall prevent the Company or any of its Subsidiaries from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors or Managers of the Company or any such Subsidiary desirable in the conduct of the business of the Company or any such Subsidiary; provided, further, that nothing in this Section 4.5 shall prevent the Company or any of its Subsidiaries from discontinuing or disposing of any properties to the extent otherwise permitted by this Indenture.

                  (b) The Company shall maintain, and shall cause its Subsidiaries to maintain, insurance with responsible carriers against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and co-insurance provisions, as are, in the Company's reasonable judgment, customarily carried by similar businesses of similar size, including property and casualty loss, workers' compensation and interruption of business insurance.

4.6      COMPLIANCE CERTIFICATE; NOTICE OF DEFAULT.

                  (a) The Company shall deliver to the Trustee, within 120 days after the close of each fiscal year of the Company (currently December 31) an Officers' Certificate stating that a review of the activities of the Company has been made under the supervision of the signing officers with a view to determining whether it has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of his knowledge the Company during such preceding fiscal year has kept, observed, performed and fulfilled each and every such covenant and no Default or Event of Default occurred during such year and at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe its status with particularity. The applicable Officers' Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end.

                  (b) The Company shall deliver to the Trustee, forthwith upon becoming aware of any Default or Event of Default in the performance of any covenant, agreement or condition contained in this Indenture, an Officers' Certificate specifying the Default or Event of Default and describing its status with particularity.

4.7      COMPLIANCE WITH LAWS.

                  The Company shall comply, and shall cause each of its Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as would not in the aggregate have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries taken as a whole.

4.8      REPORTS TO HOLDERS.

                  The Company has agreed that, for so long as any of the Securities remain outstanding, it will furnish to the Holders and to prospective Holders, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. Following the qualification of this Indenture under the TIA, the Company will also comply with the other provisions of TIA Section 314(a).

4.9      WAIVER OF STAY, EXTENSION OR USURY LAWS.

                  The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of and/or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and (to the extent that it may lawfully do so) the Company expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

4.10     CHANGE OF CONTROL.

                  (a) Upon the occurrence of a Change of Control, the Company shall be obligated to make an offer to purchase (the "Change of Control Offer"), and shall purchase, on a Business Day (the "Change of Control Payment Date") as described below, all of the then outstanding Securities at a purchase price equal to the following redemption prices, expressed as percentages, of the principal amount of Securities repurchased, if redeemed during the twelve month period commencing December 15 of the years set forth below, plus, in each case, accrued and unpaid interest thereon, if any, (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) to the Change of Control Payment Date:

Year                                                        Percentage
2001....................................................     109.00%
2002 ...................................................     109.00%
2003 ...................................................     107.50%
2004....................................................     106.00%
2005....................................................     104.50%
2006....................................................     103.00%
2007 ...................................................     101.50%
2008 and thereafter.....................................     100.00%


                  (b) The Change of Control Offer shall remain open for at least 20 Business Days and until the close of business on the Change of Control Payment Date.

                  (c) Prior to the mailing of the notice referred to below, but in any event within 45 days following any Change of Control, the Company covenants to (i) prepay in full and terminate all commitments under Indebtedness under the Credit Agreement and all other Senior Debt the terms of which require repayment upon a Change of Control or offer to repay in full and terminate all commitments under all Indebtedness under the Credit Agreement and all other such Senior Debt and to repay the Indebtedness owed to each lender which has accepted such offer; or (ii) obtain the requisite consents under the Credit Agreement and all other Senior Debt to permit the repurchase of the Securities as provided in this Section 4.10. The Company shall first comply with the covenant in the immediately preceding sentence before it shall be required to repurchase Securities pursuant to a Change of Control Offer. The Company's failure to comply with the covenant described in the second preceding sentence (and any failure to send the notice referred to in clause (d) below as a result of the prohibition in this paragraph) may (with notice and lapse of time) constitute an Event of Default described in clause (c) of Section 6.1, but shall not constitute an Event of Default described in clause (b) of Section 6.1.

                  (d) Within 45 days following the date upon which a Change of Control occurs (the "Change of Control Date"), the Company shall send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Change of Control Offer. Such notice shall state:

                                    (1) that the Change of Control Offer is
                           being made pursuant to this Section 4.10 and that all Securities tendered and not withdrawn will be accepted for payment;

                                    (2) the purchase price (including the amount
                           of accrued interest) and the Change of Control Payment Date, which shall be a Business Day, that is not earlier than 45 days or later than 90 days from the date such notice is mailed;

                                    (3) that any Security not tendered will
                           continue to accrue interest;

                                    (4) that, unless the Company defaults in
                           making payment therefor, any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

                                    (5) that Holders electing to have a Security
                           purchased pursuant to a Change of Control Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

                                    (6) that Holders will be entitled to
                           withdraw their election if the Paying Agent receives, not later than the second Business Day prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Security purchased;

                                    (7) that Holders whose Securities are
                           purchased only in part will be issued new Securities in a principal amount equal to the unpurchased portion of the Securities surrendered; and

                                    (8) the circumstances and relevant facts
                           regarding such Change of Control.

                  On or before the Change of Control Payment Date, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Securities so tendered and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price plus accrued interest, if any, and upon written order of the Company the Trustee shall promptly authenticate and mail to such Holders new Securities equal in principal amount to any unpurchased portion of the Securities surrendered. Any Securities not so accepted shall be promptly mailed by the Company to the Holder thereof. For purposes of this Section 4.10, the Trustee shall act as the Paying Agent.

                  Any amounts remaining with the Paying Agent after the purchase of Securities pursuant to a Change of Control Offer shall be returned by the Trustee to the Company.

                  The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Securities pursuant to a Change of Control Offer. To the extent the provisions of any securities laws or regulations conflict with the provisions of this Section 4.10, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.10 by virtue thereof.


                                   ARTICLE V

                              SUCCESSOR CORPORATION

5.1      MERGER, CONSOLIDATION AND SALE OF ASSETS.

                  (a) The Company shall not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis), whether as an entirety or substantially as an entirety to any Person unless: (i) either (1) the Company shall be the surviving corporation, partnership, trust or limited liability company or (2) the Person (if other than the Company) formed by or surviving any such consolidation or merger or to which such sale, assignment, transfer, lease, conveyance or other disposition (the "Surviving Entity") shall have been made (x) shall be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States, any state thereof or the District of Columbia and (y) shall expressly assume, by supplemental indenture (in form and substance reasonably satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Securities and the performance of every covenant of the Securities and this Indenture on the part of the Company to be performed or observed; (ii) immediately before and immediately after giving effect to such transaction no Default or Event of Default shall have occurred or be continuing; and (iii) the Company or the Surviving Entity, as the case may be, shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that (x) such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and (y) all conditions precedent in this Indenture relating to such transaction have been satisfied.

                  Notwithstanding the foregoing, (i) the merger of the Company with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction shall be permitted and (ii) the merger of any Subsidiary of the Company into the Company or the transfer, lease, conveyance or other disposition of all or substantially all of the assets of a Subsidiary of the Company to the Company shall be permitted so long as the Company delivers to the Trustee an Officers' Certificate stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition complies with the applicable provisions of the Indenture, and that the purpose of such merger, transfer, lease, conveyance or other disposition is not to consummate a transaction that would otherwise be prohibited by this Indenture.

                  (b) For purposes of the foregoing paragraph (a), the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Subsidiaries of the Company the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

5.2      SUCCESSOR CORPORATION SUBSTITUTED.

                  Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with
Section 5.1 in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Securities, with the same effect as if such Surviving Entity had been named as such.

                                   ARTICLE VI

                              DEFAULT AND REMEDIES

6.1      EVENTS OF DEFAULT.

                  Each of the following shall be an "Event of Default":

                  (a) the failure to pay interest on any Securities when the same becomes due and payable and the default continues for a period of 30 days, whether or not such payment shall be prohibited by Article X;

                  (b) the failure to pay the principal on any Securities, when such principal becomes due and payable, at maturity, upon repurchase, redemption or otherwise (including the failure to make a payment to repurchase Securities tendered pursuant to a Change of Control Offer of the principal of the Securities) (whether or not such payment shall be prohibited by Article X);

                  (c) failure by the Company to observe or perform any other covenant or agreement contained in this Indenture, which failure continues for a period of 60 days after the Company receives written notice specifying such failure (and demanding that such failure be remedied) from the Trustee or from the Holders of at least 25% of the outstanding principal amount of the Securities;

                  (d) the Company or any of its Significant Subsidiaries (i) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (ii) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (iii) consents to the appointment of a custodian of it or for substantially all of its property, (iv) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it, (v) makes a general assignment for the benefit of its creditors or (vi) takes any corporate action to authorize or effect any of the foregoing; or

                  (e) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company or any of its Significant Subsidiaries in an involuntary case or proceeding under any Bankruptcy Law, which shall (i) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company or any of its Significant Subsidiaries, (ii) appoint a Custodian of the Company or any of its Significant Subsidiaries or for substantially all of any of its property or
(iii) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days.

                  If, pursuant to clause (c) above, the Holders of at least 25% of the then outstanding principal amount of Securities notify the Company as specified in such clause, such Holders shall similarly notify the Trustee. Any notice given pursuant to clause (c) above or the immediately preceding sentence shall be given by registered or certified mail, return receipt requested.

6.2      ACCELERATION.

                  If an Event of Default (other than an Event of Default specified in clause (d) or (e) of Section 6.1 above with respect to the Company) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities may (subject to the next paragraph) declare the principal of and accrued interest on all the Securities to be due and payable by notice in writing to the Company (and the Trustee if given by the Holders) specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"). If an Event of Default specified in clause (d) or (e) of Section 6.1 above with respect to the Company occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

                  Notwithstanding anything to the contrary in the preceding paragraph or elsewhere in this Indenture, so long as any Senior Debt is outstanding, no Holder shall take, sue for, ask or demand from the Company payment or prepayment of, or accelerate the maturity of, all or any of the Securities, or commence or join with any creditor, other than the holders of Senior Debt, in commencing directly or indirectly, or causing the Company to commence, or assisting the Company to commence, any bankruptcy or insolvency proceeding.

                  At any time after a declaration of acceleration with respect to the Securities as described in the preceding paragraph, the Holders of a majority in principal amount of the Securities may rescind and cancel such declaration and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iv) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances, and any other amounts due to the Trustee under Section 7.7 and (v) in the event of the cure or waiver of an Event of Default of the type described in clause (d) or (e) of Section 6.1, the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.

6.3      OTHER REMEDIES.

                  If an Event of Default occurs and is continuing, the Trustee may (subject to the second paragraph of Section 6.2) pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

6.4      WAIVER OF PAST DEFAULTS.

                  Subject to Sections 2.9, 6.7 and 9.2, the Holders of not less than a majority in principal amount of the then outstanding Securities by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default or Event of Default in the payment of principal of or interest on any Security as specified in clauses (a) and (b) of Section
6.1. The Company shall deliver to the Trustee an Officers' Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. When a Default or Event of Default is waived, it is cured and ceases.

6.5      CONTROL BY MAJORITY.

                  The Holders of not less than a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. Subject to Section 7.1, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Securityholder, or that may involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

                  In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to reasonable indemnification satisfactory to it in its sole discretion against any loss or expense caused by taking such action or following such direction.

6.6      LIMITATION ON SUITS.

                  A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

                                    (1) the Holder gives to the Trustee written
                           notice of a continuing Event of Default;

                                    (2) the Holder or Holders of at least 25% in
                           principal amount of the outstanding Securities make a written request to the Trustee to pursue the remedy;

                                    (3) such Holder or Holders offer and, if
                           requested, provide to the Trustee reasonable indemnity satisfactory to the Trustee against any loss, liability or expense;

                                    (4) the Trustee does not comply with the
                           request within 45 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                                    (5) during such 45-day period the Holder or
                           Holders of a majority in principal amount of the outstanding Securities do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

                  A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

6.7      RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

                  Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on a Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

6.8      COLLECTION SUIT BY TRUSTEE.

                  If an Event of Default in payment of principal or interest specified in clause (a) or (b) of Section 6.1 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount of principal and accrued interest and fees remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 7.7.

6.9      TRUSTEE MAY FILE PROOFS OF CLAIM.

                  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 7.7) and the Securityholders allowed in any judicial proceedings relating to the Company, its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Securityholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.7. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

6.10     PRIORITIES.

                  If the Trustee collects any money or property pursuant to this
Article VI, it shall pay out the money or property in the following order:

                  First: to the Trustee for amounts due under Section 7.7;

                  Second: subject to Article X, to Holders for interest accrued on the Securities, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for interest;

                  Third: subject to Article X, to Holders for principal amounts due and unpaid on the Securities, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal; and

                  Fourth: to the Company.

                  The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Securityholders pursuant to this
Section 6.10.

6.11     UNDERTAKING FOR COSTS.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Securities.

                                  ARTICLE VII

                                     TRUSTEE

7.1      DUTIES OF TRUSTEE.

                  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

                  (b) Except during the continuance of an Event of Default:

                                    (1) The Trustee need perform only those
                           duties as are specifically set forth herein or in the TIA and no duties, covenants, responsibilities or obligations shall be implied in this Indenture against the Trustee.

                                    (2) In the absence of bad faith on its part,
                           the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates (including Officers' Certificates) or opinions (including Opinions of Counsel) furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) Notwithstanding anything to the contrary herein, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                                    (1) This paragraph does not limit the effect
                           of paragraph (b) of this Section 7.1.

                                    (2) The Trustee shall not be liable for any
                           error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                                    (3) The Trustee shall not be liable with
                           respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

                  (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it.

                  (e) Every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.1.

                  (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  (g) In the absence of bad faith, negligence or willful misconduct on the part of the Trustee, the Trustee shall not be responsible for the application of any money by any Paying Agent other than the Trustee.

7.2      RIGHTS OF TRUSTEE.

                  Subject to Section 7.1:

                  (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate and an Opinion of Counsel, which shall conform to the provisions of Section 11.5. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

                  (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than an agent who is an employee of the Trustee) appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

                  (e) The Trustee may consult with counsel and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                  (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

                  (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate (including any Officers' Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Company, to examine the books, records, and premises of the Company, personally or by agent or attorney.

                  (h) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

                  (i) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as duties.

                  (j) The Trustee shall not be charged with knowledge of any Default or Event of Default, of the identity of any Subsidiary or the existence of any Change of Control or Asset Sale unless either (i) a Responsible Officer shall have actual knowledge thereof or (ii) the Trustee shall have received written notice thereof from the Company or any Holder.

7.3      INDIVIDUAL RIGHTS OF TRUSTEE.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

7.4      TRUSTEE'S DISCLAIMER.

                  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or any document issued in connection with the sale of Securities or any statement in the Securities other than the Trustee's certificate of authentication. The Trustee makes no representations with respect to the effectiveness or adequacy of this Indenture.

7.5      NOTICE OF DEFAULT.

                  If a Default or an Event of Default occurs and is continuing and the Trustee receives actual notice of such Default or Event of Default, the Trustee shall mail to each Securityholder notice of the uncured Default or Event of Default within 60 days after such Default or Event of Default occurs. Except in the case of a Default or an Event of Default in payment of principal of, or interest on, any Security, including an accelerated payment and the failure to make payment on the Change of Control Payment Date pursuant to a Change of Control Offer or the Net Proceeds Offer Payment Date pursuant to a Net Proceeds Offer, the Trustee may withhold the notice if and so long as the Board of Directors, the executive committee, or a trust committee of directors and/or Responsible Officers, of the Trustee in good faith determines that withholding the notice is in the interest of the Securityholders.

7.6      REPORTS BY TRUSTEE TO HOLDERS.

                  Within 60 days after each May 15, beginning with the first May 15 following the date of this Indenture, the Trustee shall, to the extent that any of the events described in TIA Section 313(a) occurred within the previous twelve months, but not otherwise, mail to each Securityholder a brief report dated as of such date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b), 313(c) and 313(d).

                  A copy of each report at the time of its mailing to Securityholders shall be mailed to the Company and filed with the Commission and each securities exchange, if any, on which the Securities are listed.

                  The Company shall notify the Trustee if the Securities become listed on any securities exchange or of any delisting thereof and the Trustee shall comply with TIA Section 313(d).

7.7      COMPENSATION AND INDEMNITY.

                  The Company shall pay to the Trustee from time to time reasonable compensation for its services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances (including reasonable fees and expenses of counsel) incurred or made by it in addition to the compensation for its services, except any such disbursements, expenses and advances as may be attributable to the Trustee's negligence, bad faith or willful misconduct. Such expenses shall include the reasonable fees and expenses of the Trustee's agents and counsel.

                  The Company shall indemnify the Trustee and its agents, employees, officers, stockholders and directors for, and hold them harmless against, any loss, liability or expense incurred by them except for such actions to the extent caused by any negligence, bad faith or willful misconduct on their part, arising out of or in connection with the acceptance or administration of this trust including the reasonable costs and expenses of defending themselves against or investigating any claim or liability in connection with the exercise or performance of any of the Trustee's rights, powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee or any of its agents, employees, officers, stockholders and directors for which it may seek indemnity. The Company may, subject to the approval of the Trustee, defend the claim and the Trustee shall cooperate in the defense. The Trustee and its agents, employees, officers, stockholders and directors subject to the claim may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel; provided, however, that the Company will not be required to pay such fees and expenses if, subject to the approval of the Trustee, it assumes the Trustee's defense and there is no conflict of interest between the Company and the Trustee and its agents, employees, officers, stockholders and directors subject to the claim in connection with such defense as reasonably determined by the Trustee. The Company need not pay for any settlement made without its written consent. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

                  To secure the Company's payment obligations in this Section 7.7, the Trustee shall have a senior claim prior to the Securities against all money or property held or collected by the Trustee, in its capacity as Trustee. The obligations of the Company under this Section shall not be subordinated to the payment of Senior Debt pursuant to Article X except assets or money held in trust to pay principal of or interest on particular Securities.

                  When the Trustee incurs expenses or renders services after an Event of Default specified in clause (d) or (e) of Section 6.1 occurs, such expenses and the compensation for such services shall be paid to the extent allowed under any Bankruptcy Law.

                  Notwithstanding any other provision in this Indenture, the foregoing provisions of this Section 7.7 shall survive the satisfaction and discharge of this Indenture or the appointment of a successor Trustee.

7.8      REPLACEMENT OF TRUSTEE.

                  The Trustee may resign at any time by so notifying the Company in writing. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Company and the Trustee and may appoint a successor Trustee. The Company may remove the Trustee if:

                                    (1) the Trustee fails to comply with Section
                           7.10;

                                    (2) the Trustee is adjudged a bankrupt or an
                           insolvent;

                                    (3) a receiver or other public officer takes
                           charge of the Trustee or its property; or

                                    (4) the Trustee becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.7, all property held by it as Trustee to the successor Trustee, subject to the Lien provided in Section 7.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Securityholder.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  Notwithstanding replacement of the Trustee pursuant to this
Section 7.8, the Company's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

7.9      SUCCESSOR TRUSTEE BY MERGER, ETC.

                  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee; provided that such corporation shall be otherwise qualified and eligible under this Article VII.

7.10     ELIGIBILITY; DISQUALIFICATION.

                  This Indenture shall always have a Trustee who satisfies the requirement of TIA Sections 310(a)(1), 310(a)(2) and 310(a)(5). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of the bank holding company, shall meet the capital requirements of TIA Section 310(a)(2). The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA
Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met. The provisions of TIA Section 310 shall apply to the Company and any other obligor of the Securities.

7.11     PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

                  The Trustee, in its capacity as Trustee hereunder, shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                                  ARTICLE VIII

                       DISCHARGE OF INDENTURE; DEFEASANCE

8.1      TERMINATION OF THE COMPANY'S OBLIGATIONS.

                  The Company may terminate its obligations under the Securities and this Indenture, except those obligations referred to in the penultimate paragraph of this Section 8.1, if all Securities previously authenticated and delivered (other than destroyed, lost or stolen Securities which have been replaced or paid or Securities for whose payment U.S. Legal Tender has theretofore been deposited with the Trustee or the Paying Agent in trust or segregated and held in trust by the Company and thereafter repaid to the Company, as provided in Section 8.5) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder, or if:

                  (a) either (i) pursuant to Article III, the Company shall have given notice to the Trustee and mailed a notice of redemption to each Holder of the redemption of all of the Securities in accordance with the provisions hereof or (ii) all Securities have otherwise become due and payable hereunder;

                  (b) the Company shall have irrevocably deposited or caused to be deposited with the Trustee or a trustee satisfactory to the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders of that purpose, U.S. Legal Tender in such amount as is sufficient without consideration of reinvestment of such interest, to pay principal of, premium, if any, and interest on the outstanding Securities to maturity or redemption; provided that the Trustee shall have been irrevocably instructed to apply such U.S. Legal Tender to the payment of said principal, premium, if any, and interest with respect to the Securities and provided, further, that from and after the time of deposit, the money deposited shall not be subject to the rights of holders of Senior Debt pursuant to the provisions of Article X;

                  (c) no Default or Event of Default with respect to this Indenture or the Securities shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument or agreement (including, without limitation, the Credit Agreement) to which the Company is a party or by which it is bound;

                  (d) the Company shall have paid all other sums payable by it hereunder; and

                  (e) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent providing for or relating to the termination of the Company's obligations under the Securities and this Indenture have been complied with. Such Opinion of Counsel shall also state that such satisfaction and discharge does not result in a default under the Credit Agreement or any other material agreement or instrument then known to such counsel that binds or affects the Company.

                  Subject to the next sentence and notwithstanding the foregoing paragraph, the Company's obligations in Sections 2.6, 2.7, 2.8, 2.10, 4.1, 4.2, 7.7, 8.5 and 8.6 shall survive until the Securities are no longer outstanding pursuant to the last paragraph of
Section 2.8. After the Securities are no longer outstanding, the Company's obligations in Sections 7.7, 8.5 and 8.6 shall survive such satisfaction and discharge.

                  After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Securities and this Indenture except for those surviving obligations specified above.

8.2      LEGAL DEFEASANCE AND COVENANT DEFEASANCE.

                  (a) The Company may, at its option by Board Resolution of the Board of Directors of the Company, at any time, elect to have either paragraph
(b) or (c) below be applied to all outstanding Securities upon compliance with the conditions set forth in Section 8.3.

                  (b) Upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (b), the Company shall, subject to the satisfaction of the conditions set forth in Section 8.3, be deemed to have been discharged from their respective obligations with respect to all outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.4 and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), and Holders of the Securities and any amounts deposited under Section 8.3 shall cease to be subject to any obligations to, or the rights of, any holder of Senior Debt under Article X or otherwise, except for the following provisions, which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Securities to receive solely from the trust fund described in Section 8.4, and as more fully set forth in such Section, payments in respect of the principal of and interest on such Securities when such payments are due, (ii) the Company's obligations with respect to such Securities under Article II and Section 4.2, (iii) the rights, powers, trusts, duties, indemnities and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (iv) this
Article VIII. Subject to compliance with this Article VIII, the Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) of this Section 8.2.

                  (c) Upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (c), the Company shall, subject to the satisfaction of the conditions set forth in Section 8.3, be released from its obligations, if any, under the covenants contained in Sections 4.6 and 4.10 and
Article V with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Securities shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes) and Holders of the Securities and any amounts deposited under Section
8.3 shall cease
to be subject to any obligations to, or the rights of, any holder of Senior Debt under Article X or otherwise. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1(c), but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. In addition, upon the Company's exercise under paragraph (a) of this Section 8.2 of the option applicable to this paragraph (c), subject to the satisfaction of the conditions set forth in Section 8.3, Section 6.1(c) shall not constitute an Event of Default.

8.3      CONDITIONS TO LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

                  The following shall be the conditions to the application of either Section 8.2(b) or 8.2(c) to the outstanding Securities:

                  In order to exercise either Legal Defeasance or Covenant
Defeasance:

                  (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, U.S. Legal Tender or non-callable U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment on the Securities, U.S. Legal Tender, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Securities on the stated date for payment thereof or on the applicable redemption date, as the case may be;

                  (b) in the case of an election under Section 8.2(b), the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the execution of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                  (c) in the case of an election under Section 8.2(c), the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of

Indebtedness all or a portion of the proceeds of which will be used to defease the Securities pursuant to this Article VIII concurrently with such incurrence) or insofar as Sections 6.1(d) and 6.1(e) are concerned, at any time in the period ending on the 91st day after the date of such deposit;

                  (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under this Indenture, the Credit Agreement or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                  (f) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

                  (g) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

                  (h) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that (i) the trust funds will not be subject to any rights of any holders of Senior Debt, including, without limitation, those arising under this Indenture, and (ii) assuming no intervening bankruptcy or insolvency of the Company between the date of deposit and the 91st day following the deposit and that no Holder is an insider of the Company, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable Bankruptcy Law.

                  Notwithstanding the foregoing, the Opinion of Counsel required by clause (b) above of this Section 8.3 need not be delivered if all Securities not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable on the Maturity Date within one year or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

8.4      APPLICATION OF TRUST MONEY.

                  The Trustee or Paying Agent shall hold in trust U.S. Legal Tender or U.S. Government Obligations deposited with it pursuant to this Article VIII, and shall apply the deposited U.S. Legal Tender and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of and interest on the Securities.

                  The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Legal Tender or U.S. Government Obligations deposited pursuant to Section 8.3 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.

                  Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company's request any U.S. Legal Tender or U.S. Government Obligations held by it as provided in Section 8.3 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

8.5      REPAYMENT TO THE COMPANY.

                  The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years; provided that the Trustee or such Paying Agent, before being required to make any payment, may at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person.

8.6      REINSTATEMENT.

                  If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with this Article VIII; provided that if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE IX

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

9.1      WITHOUT CONSENT OF HOLDERS.

                  The Company and the Trustee, together, may amend or supplement this Indenture and the Securities without notice to or consent of any
Securityholder:

                                    (1) to cure any ambiguity, defect or
                           inconsistency, so long as such change does not, in the opinion of the Trustee, adversely affect the rights of any of the Holders in any material respect. In formulating its opinion on such matters, the Trustee will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely an Opinion of Counsel;

                                    (2) to provide for the assumption by a
                           successor Person of the Obligations and covenants of the Company under this Indenture and the Securities in accordance with Article V;

                                    (3) to provide for uncertificated Securities
                           in addition to or in place of certificated
                           Securities;

                                    (4) to make any other change that does not
                           adversely affect the rights of any Securityholders hereunder in any material respect; or

                                    (5) to comply with any requirements of the
                           Commission in connection with the qualification of this Indenture under the TIA;

provided that the Company has delivered to the Trustee an Opinion of Counsel and an Officers' Certificate, each stating that such amendment or supplement complies with the provisions of this Section 9.1.

9.2      WITH CONSENT OF HOLDERS.

                  Subject to Section 6.7, the Company and the Trustee, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the outstanding Securities, may amend or supplement this Indenture or the Securities, without notice to any other Securityholders. Subject to Section 6.7, the Holder or Holders of a majority in aggregate principal amount of the outstanding Securities may waive compliance by the Company with any provision of this Indenture or the Securities without notice to any other Securityholder. Without the consent of each Securityholder affected, however, no amendment, supplement or waiver, including a waiver pursuant to Section 6.4, may:

                                    (1) reduce the amount of Securities whose
                           Holders must consent to an amendment, supplement or waiver;

                                    (2) reduce the rate of or change or have the
                           effect of changing the time for payment of interest, including default interest, on any Security;

                                    (3) reduce the principal of or change or
                           have the effect of changing the fixed maturity of any Security, or change the date on which any Securities may be subject to redemption or repurchase, or reduce the redemption or purchase price therefor;

                                    (4) make any Securities payable in money
                           other than that stated in the Securities;

                                    (5) make any change in provisions of this
                           Indenture protecting the right of each Holder to receive payment of principal of and interest on such Security on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of the Securities to waive Defaults or Events of Default;

                                    (6) make any changes in Section 6.4, 6.7 or
                           this Section 9.2; or

                                    (7) modify or change any provision of this
                           Indenture or the related definitions affecting the subordination or ranking of the Securities in a manner which adversely affects the Holders of the Securities.

                  It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment, supplement or waiver under this Section
9.2 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

9.3      EFFECT ON SENIOR DEBT.

                  Notwithstanding anything contained herein to the contrary, no amendment of, or supplement or waiver to, this Indenture shall adversely affect the rights of any holder of Senior Debt (including the lenders under the Credit Agreement) under Article X, without the consent of the requisite lenders under the Credit Agreement.

9.4      COMPLIANCE WITH TIA.

                  From the date on which this Indenture is qualified under the TIA, every amendment, waiver or supplement of this Indenture, the Securities shall comply with the TIA as then in effect.

9.5      REVOCATION AND EFFECT OF CONSENTS.

                  Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of his Security by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

                  After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses (1) through (7) of Section 9.2, in which case, the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

9.6      NOTATION ON OR EXCHANGE OF SECURITIES.

                  If an amendment, supplement or waiver changes the terms of a Security, the Company may require the Holder of the Security to deliver it to the Trustee. The Company shall provide the Trustee with an appropriate notation on the Security about the changed terms and cause the Trustee to return it to the Holder at the Company's expense. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

9.7      TRUSTEE TO SIGN AMENDMENTS, ETC.

                  The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article IX; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be provided with, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each complying with Sections
11.4 and 11.5 and stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article IX is authorized or permitted by this Indenture and constitutes the legal, valid and binding obligations of the Company enforceable in accordance with its terms. Such Opinion of Counsel shall be at the expense of the Company.

                                   ARTICLE X

                           SUBORDINATION OF SECURITIES

10.1     SECURITIES SUBORDINATED TO SENIOR DEBT.

                  Anything herein to the contrary notwithstanding, the Company, for itself and its successors, and each Holder, by his or her acceptance of Securities, agrees that the payment of all Obligations owing to the Holders in respect of the Securities is subordinated, to the extent and in the manner provided in this Article X, to the prior payment in full in cash or Cash Equivalents

(as used in this Article X, excluding Cash Equivalents of the type described in clause (vi) of the definition thereof and Cash Equivalents in local foreign currencies other than Canadian dollars and Euros), of all Obligations on existing and future Senior Debt (including the Obligations with respect to the Credit Agreement and any Existing Subordinated Notes). As used in this Article X, the phrases "Obligations in respect of the Securities" and "Obligations under, or relating to, the Securities", and similar phrases, shall be deemed to include all unpaid interest on those Existing Subordinated Notes that have been exchanged for Initial Notes in the Offering which accrued from December 15, 2001 through the Issue Date but which becomes payable on June 15, 2002.

                  This Article X shall constitute a continuing offer to all Persons who become holders of, or continue to hold, Senior Debt, and such provisions are made for the benefit of the holders of Senior Debt and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

10.2     SUSPENSION OF PAYMENT WHEN SENIOR DEBT IS IN DEFAULT.

                  (a) Unless Section 10.3 shall be applicable, if (i) any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, premium (if any) or interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any Senior Debt (a "Payment Default") or (ii) if any other default or event of default with respect to any Senior Debt (as such event of default is defined in the instrument creating or evidencing such Senior Debt) (a "Non-payment Default") occurs and is continuing, then, in each case, no payment or distribution of any kind or character shall be made by or on behalf of the Company or any other Person on its or their behalf with respect to any Obligations on or relating to the Securities or to acquire any of the Securities for cash or property or otherwise until such Payment Default or Non-payment Default (and all other Payment Defaults and Non-Payment Defaults) shall have been cured or waived or shall have ceased to exist or such Senior Debt as to which such Payment Default or Non-payment Default relates shall have been paid in full in cash or Cash Equivalents, after which the Company shall (subject to the other provisions of this Article X) resume making any and all required payments in respect of the Securities, including any missed payments.

                  (b) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by the foregoing provisions of this Section 10.2, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (pro rata to such holders on the basis of the respective amount of Senior Debt held by such holders) or their respective Representatives, as their respective interests may appear. The Trustee shall be entitled to rely on information regarding amounts then due and owing on the Senior Debt, if any, received from the holders of Senior Debt (or their Representatives) or, if such information is not received from such holders or their Representatives, from the Company and only amounts included in the information provided to the Trustee shall be paid to the holders of Senior Debt.

                  Nothing contained in this Article X shall limit the right of the Trustee or the Holders of Securities to take any action to accelerate the maturity of the Securities pursuant to Section 6.2 or to pursue any rights or remedies hereunder (subject, however, to the rights, if any, under this Article X, of the holders of Senior Debt in respect of cash or other property of the

Company received upon the exercise of any such remedy); provided that all Senior Debt thereafter due or declared to be due shall first be paid in full in cash or Cash Equivalents before the Holders are entitled to receive any payment of any kind or character with respect to Obligations on, or with respect to, the Securities.

10.3 SECURITIES SUBORDINATED TO PRIOR PAYMENT OF ALL SENIOR DEBT ON DISSOLUTION, LIQUIDATION OR REORGANIZATION OF COMPANY.

                  (a) Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of the Company or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the Company or its property, whether voluntary or involuntary, all Obligations due or to become due upon all Senior Debt shall first be paid in full in cash or Cash Equivalents (including interest after the commencement of any bankruptcy or other like proceeding at the rate specified in the applicable Senior Debt, whether or not such interest is an allowed claim in any such proceeding), before any payment or distribution of any kind or character is made on account of any Obligations on, or with respect to, the Securities, or for the acquisition of any of the Securities for cash or property or otherwise. Upon any such dissolution, winding-up, liquidation, reorganization, receivership or similar proceeding, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Securities or the Trustee under this Indenture would be entitled, except for the provisions hereof, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders or by the Trustee under this Indenture if received by them, directly to the holders of Senior Debt (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash or Cash Equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Senior Debt.

                  (b) To the extent any payment of Senior Debt (whether by or on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

                  (c) In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by the Trustee or any Holder when such payment or distribution is prohibited by this Section 10.3, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (pro rata to such holders on the basis of the respective amount of Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash or Cash Equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt.

                  (d) The consolidation of the Company with, or the merger of the Company with or into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of all or substantially all of its assets, to another corporation upon the terms and conditions provided in
Article V and as long as permitted under the terms of the Senior Debt shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, assume the Company's obligations hereunder in accordance with Article V.

10.4     PAYMENTS MAY BE PAID PRIOR TO DISSOLUTION.

                  Nothing contained in this Article X or elsewhere in this Indenture shall prevent (i) the Company, except under the conditions described in Sections 10.2 and 10.3, from making payments at any time for the purpose of making payments of principal of and interest on the Securities, or from depositing with the Trustee any moneys for such payments, or (ii) in the absence of actual knowledge by the Trustee that a given payment would be prohibited by
Section 10.2 or 10.3, the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of, and interest on, the Securities to the Holders entitled thereto unless at least two Business Days prior to the date upon which such payment would otherwise become due and payable a Responsible Officer shall have actually received the written notice provided for in clause (ii) of the first sentence of Section 10.2(b) or in
Section 10.7 or in the last sentence of this Section 10.4 (provided that, notwithstanding the foregoing, the Holders of the Securities receiving any payments made in contravention of Section 10.2 and/or Section 10.3 (and the respective payments) shall otherwise be subject to the provisions of Section
10.2 and Section 10.3). The Company shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of the Company, although any delay or failure to give any such notice shall have no effect on the subordination provisions contained herein.

10.5     HOLDERS TO BE SUBROGATED TO RIGHTS OF HOLDERS OF SENIOR DEBT.

                  Subject to the payment in full in cash or Cash Equivalents of all Senior Debt, the Holders of the Securities shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Debt until the Securities shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the holders of the Senior Debt by or on behalf of the Company, or by or on behalf of the Holders by virtue of this Article X, which otherwise would have been made to the Holders shall, as between the Company and the Holders, be deemed to be a payment by the Company to or on account of the Senior Debt, it being understood that the provisions of this
Article X are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Debt, on the other hand.

10.6     OBLIGATIONS OF COMPANY UNCONDITIONAL.

                  Nothing contained in this Article X or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Debt, and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of and any interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Debt, nor shall anything herein or therein prevent the Holder of any Security or the Trustee on its behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the second paragraph of Section 6.2 and the rights, if any, of the holders of Senior Debt in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

10.7     NOTICE TO TRUSTEE.

                  The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities pursuant to the provisions of this Article X, although any delay or failure to give any such notice shall have no effect on the subordination provisions contained herein. Regardless of anything to the contrary contained in this Article X or elsewhere in this Indenture, the Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Senior Debt or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing from the Company, or from a holder of Senior Debt or a Representative therefor, and, prior to the receipt of any such written notice, the Trustee shall be entitled to assume (in the absence of actual knowledge to the contrary) that no such facts exist. The Trustee shall be entitled to rely on the delivery to it of any notice pursuant to this Section 10.7 to establish that such notice has been given by a holder of Senior Debt (or a Representative therefor).

                  In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this
Article X, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amounts of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article X, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

10.8     RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT.

                  Upon any payment or distribution of assets of the Company referred to in this Article X, the Trustee, subject to the provisions of Article VII, and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any insolvency, bankruptcy, receivership, dissolution, winding-up, liquidation, reorganization or similar case or proceeding is pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, assignee for the benefit of creditors, agent or other

Person making such payment or distribution, delivered to the Trustee or the Holders of the Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article X.

10.9     TRUSTEE'S RELATION TO SENIOR DEBT.

                  The Trustee and any agent of the Company or the Trustee shall be entitled to all the rights set forth in this Article X with respect to any Senior Debt which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Debt and nothing in this Indenture shall deprive the Trustee or any such agent of any of its rights as such holder.

                  With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article X, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt.

                  Whenever a distribution is to be made or a notice given to holders or owners of Senior Debt, the distribution may be made and the notice may be given to their Representative, if any.

10.10 SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS OR OMISSIONS OF COMPANY OR HOLDERS OF SENIOR DEBT.

                  No right of any present or future holders of any Senior Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

                  Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Trustee or the Holders of the Securities and without impairing or releasing the subordination provided in this Article X or the obligations hereunder of the Holders of the Securities to the holders of the Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt, or otherwise amend or supplement in any manner Senior Debt, or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any Person liable in any manner for the payment or collection of Senior Debt; and
(iv) exercise or refrain from exercising any rights against the Company and any other Person.

10.11    SECURITYHOLDERS AUTHORIZE TRUSTEE TO EFFECTUATE SUBORDINATION OF
         SECURITIES.

                  Each Holder of Securities by its acceptance of them authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Senior Debt and the Holders of Securities, the subordination provided in this Article X, and appoints the Trustee its attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and/or assets of the Company, the filing of a claim for the unpaid balance of its Securities and accrued interest in the form required in those proceedings.

                  If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Debt or their Representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Securities. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Debt or their Representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Debt or their Representative to vote in respect of the claim of any Holder in any such proceeding.

10.12    THIS ARTICLE X NOT TO PREVENT EVENTS OF DEFAULT.

                  The failure to make a payment on account of principal of or interest on the Securities by reason of any provision of this Article X will not be construed as preventing the occurrence of an Event of Default.

10.13    TRUSTEE'S COMPENSATION NOT PREJUDICED.

                  Nothing in this Article X will apply to amounts due to the Trustee pursuant to other sections of this Indenture.

                                   ARTICLE XI

                                  MISCELLANEOUS

11.1     TIA CONTROLS.

                  Following qualification of this Indenture under the TIA, if any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

11.2     NOTICES.

                  Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                  if to the Company:

                           Quality Distribution, Inc.
                           3802 Corporex Park Drive
                           Tampa, Florida  33619
                           Attention:  Chief Financial Officer
                           Telephone:  (813) 630-5826
                           Telecopy:  (813) 630-9567

                  with a copy to:

                           O'Sullivan LLP
                           30 Rockefeller Plaza, 27th Floor
                           New York, New York  10112
                           Attention: Rosa A. Testani
                           Telephone:  (212) 408-2400
                           Telecopy:  (212) 218-6220

                  if to the Trustee:

                           Wilmington Trust Company
                           520 Madison Avenue
                           33rd Floor
                           New York, NY  10022
                           Attention:  James J. McGinley
                           Telephone:  (212) 415-0522
                           Telecopy:    (212) 415-0513

                  Each of the Company and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Company and the Trustee, shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

                  Any notice or communication mailed to a Securityholder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

                  Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

11.3     COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS.

                  Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA Section 312(c).

11.4     CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

                  Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

                                    (1) an Officers' Certificate, in form and
                           substance satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed or effected by the Company, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                                    (2) an Opinion of Counsel stating that, in
                           the opinion of such counsel, any and all such conditions precedent have been complied with.

11.5     STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

                  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by Section 4.6, shall include:

                                    (1) a statement that the Person making such
                           certificate or opinion has read such covenant or condition;

                                    (2) a brief statement as to the nature and
                           scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                                    (3) a statement that, in the opinion of such
                           Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                                    (4) a statement as to whether or not, in the
                           opinion of each such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of

                           Counsel may rely on an Officers' Certificate or certificates of public officials.

11.6     RULES BY TRUSTEE, PAYING AGENT, REGISTRAR.

                  The Trustee, Paying Agent or Registrar may make reasonable rules for its functions.

11.7     LEGAL HOLIDAYS.

                  If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day.

11.8     GOVERNING LAW.

                  THIS INDENTURE AND THE SECURITIES WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Indenture or the Securities.

11.9     NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

                  This Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

11.10    NO RECOURSE AGAINST OTHERS.

                  No manager, director, officer, employee, unitholder or shareholder of the Company or any of its Subsidiaries, as such, shall have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

11.11    SUCCESSORS.

                  All agreements of the Company in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

11.12    DUPLICATE ORIGINALS.

                  All parties may sign any number of copies of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

11.13    SEVERABILITY.

                  In case any one or more of the provisions in this Indenture or in the Securities shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

                                     *******

                                   SIGNATURES


                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the date first written above.

                           QUALITY DISTRIBUTION, INC.,
                                as Issuer


                           By:  /s/ Thomas L. Finkbiner
                                ------------------------------------------------
                                Title:   President and Chief Executive Officer



                           WILMINGTON TRUST COMPANY,
                                as Trustee


                           By:  /s/ Michael W. Diaz
                                -----------------------------------------------
                                Title:  Authorized Person

                                                                       EXHIBIT A

                                 [FORM OF NOTE]

                               [FACE OF SECURITY]

                           QUALITY DISTRIBUTION, INC.

                    12% Junior Subordinated PIK Note due 2009

CUSIP No. 74756Q AA 1                                              $
                                                                    ------------
No.

                  QUALITY DISTRIBUTION, INC., a Florida corporation (the "Company", which term includes any successor corporation), for value received promises to pay to or registered assigns, the principal sum of $ [ ] Dollars, on June 15, 2009.

                  Interest Payment Dates: June 15 and December 15, commencing June 15, 2002.

                  Record Dates: June 1 and December 1.

                  Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

                  IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

                                       Dated:

                                       QUALITY DISTRIBUTION, INC.


                                       By:
                                          -------------------------------------
                                           Name:
                                           Title:

                                       By:
                                          -------------------------------------
                                           Name:
                                           Title:

                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

                  This is one of the 12% Junior Subordinated PIK Note due 2009 described in the within-mentioned Indenture.

Dated:

                                        Wilmington Trust Company, as Trustee


                                        By:
                                           ------------------------------------
                                            Authorized Signatory

                                 [FORM OF NOTE]

                              [REVERSE OF SECURITY]

                           QUALITY DISTRIBUTION, INC.

                    12% Junior Subordinated PIK Note due 2009

1.       Interest.

         QUALITY DISTRIBUTION, INC., a Florida corporation (the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semi-annually on June 15 and December 15 of each year (the "Interest Payment Date"), commencing June 15, 2002. Interest on this Security will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including May 30, 2002. Interest on this Security will be computed on the basis of a 360-day year of twelve 30-day months.

         The Company shall pay interest on overdue principal from time to time on demand at the rate borne by this Security plus 2% and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

2.       Method of Payment.

         The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Securities are canceled on registration of transfer or registration of exchange, after such Record Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest that is payable in cash in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Issuer may pay principal, premium, if any, and interest that is payable in cash by wire transfer of federal funds, or interest by check payable in such U.S. Legal Tender. The Issuer may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's address on record with the Registrar. The Securities will bear interest at a rate of 12% per annum, of which 1% per annum shall be paid in U.S. Legal Tender and 11% per annum shall be paid solely through the issuance of additional securities (whether or not physically issued, the "Additional Securities"). Such Additional Securities shall be in an aggregate principal amount equal to the amount of interest that would be payable with respect to this Security on such Interest Payment Date (less all cash payments, if any, made in respect of interest payable on such Interest Payment Date) and such Additional Securities shall be identical to the Securities otherwise issued. Except as expressly provided herein, the term "Securities" shall include all Additional Securities that may be issued pursuant to this paragraph.

3.       Paying Agent and Registrar.

         Initially, Wilmington Trust Company (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Registrar or co-Registrar.

4.       Indenture.

         The Company issued the Securities under an Indenture, dated as of May 30, 2002 (the "Indenture"), among the Company and the Trustee. This Security is one of a duly authorized issue of Initial Notes of the Company designated as its 12% Junior Subordinated PIK Notes due 2009 (the "Initial Notes"). Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and the TIA for a statement of them. The Securities are general obligations of the Company unlimited in amount, of which an aggregate principal amount of $12,585,000 is being issued on the Issue Date.

5.       Subordination.

         All Obligations on, or relating to, the Securities are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents of all Obligations on Senior Debt of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed (including the Obligations with respect to the Credit Agreement and the Existing Subordinated Notes). Each Holder by his acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee his attorney-in-fact for such purposes.

6.       Optional Redemption.

         The Securities will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after December 15, 2002, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the twelve-month period commencing on December 15 of the years set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

Year                                                        Percentage
----                                                        ----------
2002 ...................................................     109.00%
2003 ...................................................     107.50%
2004....................................................     106.00%

2005....................................................     104.50%
2006....................................................     103.00%
2007 ...................................................     101.50%
2008 and thereafter.....................................     100.00%

7.       Notice of Redemption.

         Notice of redemption shall be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at such Holder's registered address. Securities in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000.

         If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the Redemption Date, interest will cease to accrue on Securities or portions thereof called for redemption, subject to the provisions of the Indenture.

8.       Change of Control Offer.

         Upon the occurrence of a Change of Control, the Company will be required, subject to the terms and conditions set forth in the Indenture, to offer to purchase all of the outstanding Securities at the following purchase prices, expressed as percentages, of the principal amount of Securities purchased, if purchased during the twelve month period commencing December 15 of the years set forth below, plus, in each case, accrued and unpaid interest, if any, to the date of purchase:

Year                                                        Percentage
----                                                        ----------
2001 ...................................................     109.00%
2002 ...................................................     109.00%
2003 ...................................................     107.50%
2004....................................................     106.00%
2005....................................................     104.50%
2006....................................................     103.00%
2007 ...................................................     101.50%
2008 and thereafter.....................................     100.00%

8.       Denominations; Transfer; Exchange.

         The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities or portions thereof selected for redemption, except the unredeemed portion of any security being redeemed in part.

9.       Persons Deemed Owners.

         The registered Holder of a Security shall be treated as the owner of it for all purposes.

10.      Unclaimed Funds.


         If funds for the payment of principal or interest remain unclaimed for one year, the Trustee and the Paying Agent will repay the funds to the Company at its request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

11.      Discharge Prior to Redemption or Maturity.

         The Company may be discharged from their obligations under the Indenture and the Securities except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Indenture, and the Securities, in each case upon satisfaction of certain conditions specified in the Indenture.

14.      Amendment; Supplement; Waiver.

         Subject to certain exceptions, the Indenture and the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture and the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities or comply with any requirements of the Commission in connection with the qualification of the Indenture under the TIA, or make any other change that does not materially adversely affect the rights of any Holder of a Security.

15.      Restrictive Covenants.

         The Indenture contains certain covenants that, among other things, limits the ability of the Company and its Subsidiaries to consolidate, merge or sell all or substantially all of its assets. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

16.      Defaults and Remedies.

         If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may, subject to the second paragraph of Section 6.2 of the Indenture, declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Securities unless it has received reasonable indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

17.      Trustee Dealings with Company.

         The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

18.      No Recourse Against Others.

         No manager, director, officer, employee, unitholder or shareholder of the Company or any of its Subsidiaries, as such, shall have any liability for any obligation of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

19.      Authentication.

         This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Security.

20.      Abbreviations and Defined Terms.

         Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Indenture.

21.      Governing Law.

         This Security shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

22.      CUSIP Numbers.

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the

Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

23.      Indenture.

         Each Holder, by accepting a Security, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

         The Company will furnish to any Holder of a Security upon written request and without charge a copy of the Indenture which has the text of this Security in larger type. Requests may be made to: Quality Distribution, Inc., 3802 Corporex Park Drive, Tampa, Florida 33619, Attn: General Counsel.

                                 ASSIGNMENT FORM

I or we assign and transfer this Security to


------------------------------------------------------------------------------

------------------------------------------------------------------------------
(Print or type name, address and zip code of assignee or transferee)

------------------------------------------------------------------------------
(Insert Social Security or other identifying number of assignee or transferee)
and irrevocably appoint                                         agent to
                        ---------------------------------------
transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:                    Signed:
      ------------------         ----------------------------------------------
                                 (Sign exactly as name
                                 appears on the other
                                 side of this Security)

Signature Guarantee:
                    -----------------------------------------------------------
                    Participant in a recognized Signature
                    Guarantee Medallion Program (or other
                    signature guarantor program reasonably
                    acceptable to the Trustee)

                  In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the Resale Restriction Termination Date, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Security is being transferred:

                                   [Check One]

(1)__    to the Company or a subsidiary thereof; or

(2)__    pursuant to and in compliance with Rule 144A under the Securities Act;
         or

(3)__ to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4)__ outside the United states to a "foreign person" in compliance with Rule 904 of Regulation S under the Securities Act; or

(5)__ pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or

(6)__    pursuant to an effective registration statement under the Securities
         Act; or

(7)__ pursuant to another available exemption from the registration requirements of the Securities Act; and unless the box below is checked, the undersigned confirms that such Security is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an "Affiliate"):

                  [_] The transferee is an Affiliate of the Company.

                  Unless one of the items is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided that if box (3), (4),
(5) or (7) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Securities, in its sole discretion, such legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

                  If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.17 of the Indenture shall have been satisfied.

Dated:                     Signed:
      -------------------         ---------------------------------------------
                                  (Sign exactly as name appears on the other side of this Security)

Signature Guarantee:
                    -----------------------------------------------------------
                    TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

                  The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
      --------------------                     --------------------------------
                                               NOTICE: To be executed by an
                                                       executive officer

                       OPTION OF HOLDER TO ELECT PURCHASE


                  If you want to elect to have this Security purchased by the Company pursuant to Section 4.10 of the Indenture, check the box: [ ]

                  If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.10 of the Indenture, state the amount: $
         -------------

Dated:                    Signed:
      ------------------         ----------------------------------------
                                 (Sign exactly as name appears on the other
                                 side of this Security)
Signature Guarantee:
                    ---------------------------------------------------------
                    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                                                                       EXHIBIT B


                            Form of Certificate To Be
                          Delivered in Connection with
                    Transfers to Non-QIB Accredited Investors
                                                             [            ], [ ]

Attention:

                           Re:      QUALITY DISTRIBUTION, INC.
                                    12% Junior Subordinated PIK Notes due 2009
                                    (the "Securities")

Ladies and Gentlemen:

                  In connection with our proposed purchase of 12% Junior Subordinated PIK Notes due 2009 of Quality Distribution, Inc. (the "Company"), we confirm that:

                  1. We have received a copy of the Offering Memorandum and Consent Solicitation Statement, dated April 10, 2002, as amended by Supplement No. 1 thereto, dated May 10, 2002 (as amended, the "Offering Memorandum"), relating to the Securities and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agreed to the matters stated on pages (i) - (iii) of the Offering Memorandum and in the section entitled "Notice to Investors" of the Offering Memorandum, including the restrictions on duplication and circulation of the Offering Memorandum.

                  2. We understand that any subsequent transfer of the Securities is subject to certain restrictions and conditions set forth in the Indenture relating to the Securities (as described in the Offering Memorandum) and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

                  3. We understand that the offer and sale of the Securities have not been registered under the Securities Act, and that the Securities may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell or otherwise transfer any Securities prior to the date which is two years after the original issuance of the Securities, we will do so only (i) to the Company or any of its subsidiaries,
(ii) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act), (iii) inside the United States to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee (as defined in the Indenture relating to the Securities), a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Securities, (iv) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or
(vi) pursuant to an effective
registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Securities from us a notice advising such purchaser that resales of the Securities are restricted as stated herein.

                  4. We are not acquiring the Securities for or on behalf of, and will not transfer the Securities to, any pension or welfare plan (as defined in Section 3 of the Employee Retirement Income Security Act of 1974), except as permitted in the section entitled "Transfer Restrictions" of the Offering Memorandum.

                  5. We understand that, on any proposed resale of any Securities, we will be required to furnish to the Trustee and the Company such certification, legal opinions and other information as the Trustee and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Securities purchased by us will bear a legend to the foregoing effect.

                  6. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

                  7. We are acquiring the Securities purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

                  You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                      Very truly yours,


                                      By:
                                          -------------------------------------
                                          Name:
                                          Title:

                                                                       EXHIBIT C

                       Form of Certificate To Be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S

                                                              [           ], [ ]

Attention:

                  Re: QUALITY DISTRIBUTION, INC. (the "Company") 12% Junior Subordinated PIK Notes due 2009 (the "Securities")

Ladies and Gentlemen:

                  In connection with our proposed sale of $_________ aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

                  (1) the offer of the Securities was not made to a person in the United States;

                  (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or
(b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

                  (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

                  (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

                  (5) we have advised the transferee of the transfer restrictions applicable to the Securities.

                  You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                      Very truly yours,

                                      [Name of Transferor]


                                      By:
                                         --------------------------------------
                                      Authorized Signature



                                       C-2